Exhibit 99.1

Press Release

Company Contact: Sal Quadrino, CFO Helios & Matheson North America Inc. 732-499-8228 squadrino@hmna.com	Investor Contact: Joseph M. Zappulla Grannus Financial Advisors, Inc. 212-681-4100 jmzappulla@grannusfinancial.com

Helios & Matheson North America Reports

Fourth Quarter and Full Year 2007 Financial Results

NEW YORK, New York, February 26, 2008 – Helios & Matheson North America Inc. (“Helios & Matheson”) (Nasdaq Capital Market: HMNA), an IT and Business Process Outsourcing services provider to Fortune 1000 Companies and other large organizations, today reported financial results for its fourth quarter and full year ended December 31, 2007. The Company reported revenue of $5.3 million for the fourth quarter compared to $5.0 million in the third quarter of 2007 and $6.3 million for the fourth quarter of 2006. Revenue for 2007 was $20.8 million, which compares to $24.9 million for 2006. The Company reported a net loss for the fourth quarter of $(222,000) or $(0.09) per basic share compared to a net loss of $(259,000) or $(0.11) per basic share for the third quarter of 2007 and net earnings of $297,000 or $0.12 per diluted share for the fourth quarter of 2006. The Company incurred a net loss of $(838,000) or $(0.35) per basic share in 2007, compared to net earnings of $852,000 or $0.35 per diluted share in 2006, which included $881,000 of net proceeds received by the Company in connection with the release of claims relating to the terminated transaction with Vanguard Info-Solutions Corporation.

	Three Months Ended			Twelve Months Ended
(In 000s except per share amounts)	12-31-07	12-31-06	9-30-07	12/31/07	12-31-06¹
Revenue	$5,263	$6,321	$4,957	$20,830	$24,940
Gross Profit	$1,624	$2,042	$1,393	$6,147	$7,271
Income/(loss) from operations	$(342)	$353	$(363)	$(1,142)	$900
Net Income/(loss)	$(222)	$297	$(259)	$(838)	$852
EPS per basic share	$(0.09)	$0.12	$(0.11)	$(0.35)	$0.36
EPS per diluted share	$(0.09)	$0.12	$(0.11)	$(0.35)	$0.35
¹

Includes net proceeds received by the Company in connection with the release of claims relating to the terminated transaction with Vanguard Info-Solution Corporation of $881,000 in the second quarter of 2006.

The Company’s gross margin increased to 30.9 percent in the fourth quarter from 28.1 percent in the third quarter, and compares to 32.3 percent in the fourth quarter of 2006. For the year, gross margin was 29.5 percent, a slight increase over the 2006 level of 29.2 percent. Selling, general and administrative costs (“SG&A”) during the fourth quarter was $1.9 million compared to $1.7 million in the third quarter of 2007 and $1.6 million in the fourth quarter of 2006. The increase in SG&A in the fourth quarter of 2007 over the third quarter represents the costs associated with the Company’s decision to heighten its sales and marketing effort to achieve its revenue quality strategic objectives. SG&A for 2007 was $7.1 million, which is unchanged from the prior year level, excluding the $881,000 of net proceeds received by the Company during the second quarter of 2006 in connection with the release of claims relating to the terminated transaction with Vanguard Info-Solutions Corporation.

Sal Quadrino, Helios & Matheson’s chief financial officer, commented on the fourth quarter financial results, “The results of our fourth quarter reflect a heightened focus on diversifying our customer base and repositioning the company’s services to higher margined, reoccurring revenues. Virtually all of the increase in SG&A in the fourth quarter, as compared to the third quarter, represented an investment to enhance our sales and marketing effort. Our gross margin showed signs of improving, increasing almost three percent from the previous quarter.” Mr. Quadrino added, “Our company remains financially strong, with a current ratio of 3.5 and cash per share of $1.28 as of 2007 year-end.”

Michael Prude, Helios & Matheson’s chief operating officer, said, “As a premier provider of business solutions that maximize our clients’ return on (IT) investments, we develop partnerships with our clients based on expert guidance and service. We intend to reinforce our business value to our clients by enriching services that support their evolving needs. As a catalyst to top-line growth, and to further the quality of our revenue, we will work towards increasing our multi-year outsourcing engagements, thereby reinforcing our recurring revenue stream.”

Helios & Matheson has scheduled a conference call to present its fourth quarter and full year financial results today, Tuesday, February 26, 2008, at 4:15 pm (ET). Interested parties may access the conference call by dialing 800-895-8003 and providing the following reservation number: 21375478. The live conference call and a replay of the conference call in its entirety will be available via the Internet through MarketWire at http://www.visualwebcaster.com/event.asp?id=46116. A copy of this press release is also available at the Company’s website at http://www.easyir.com/easyir/prss.do?easyirid=F1550FDE4659A723.

About Helios & Matheson North America

Helios & Matheson has built a reputation for cutting-edge IT and BPO solutions that is exemplified by its impressive roster of Fortune 1000 customers and other large organizations. The Company focuses on a business-oriented, value-added approach to its end-to-end, IT services and business process outsourcing solutions. For over 20 years, the Company has provided complete project life-cycle services in the areas of business intelligence, custom application development, support and maintenance, data supply chain, collaboration, quality assurance, project and application portfolio management, and other specific vertical solutions. The Company has offices in New York City, Clark, New Jersey, and Bangalore, India. More information about the Company can be found at its web site at www.hmna.com.

“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995: Statements made in this press release which are not historical facts, including those that refer to Helios & Matheson North America’s plans, beliefs and intentions, are “forward-looking statements” that involve risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from the forward-looking statements, and include, but are not limited to, Helios & Matheson North America’s ability to scale its existing and any new businesses. For a more complete description of the risks that apply to the Company’s business, please refer to the Company’s filings with the Securities and Exchange Commission. The Company’s actual results may differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under Risk Factors and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2007.

* * * * * Financial Statements Follow * * * * *

HELIOS & MATHESON NORTH AMERICA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve Months Ended December 31,			Three Months Ended December 31,
	2007	2006		2007	2006
	(unaudited)			(unaudited)	(unaudited)

Revenues	$20,830,184	$24,940,153		$5,263,353	$6,320,980
Cost of revenues	14,683,313	17,669,075		3,639,235	4,279,232
Gross profit	6,146,871	7,271,078		1,624,118	2,041,748
Operating expenses:
Selling, general & administrative	7,100,950	6,219,836	(1)	1,920,938	1,649,222
Depreciation & amortization	187,711	151,220		44,808	39,044
	7,288,661	6,371,056		1,965,746	1,688,266
(Loss)/Income from operations	(1,141,790)	900,022	(1)	(341,628)	353,482
Other income(expense):
Interest income-net	157,200	69,021		30,214	34,338
	157,200	69,021		30,214	34,338
(Loss)/Income before income taxes	(984,590)	969,043		(311,414)	387,820
Provision for income taxes	(146,795)	117,189		(89,026)	90,938
Net (loss)/income	(837,795)	851,854		(222,388)	296,882
Other comprehensive (loss)/income - foreign currency adjustment	(2,294)	6,876		(7,214)	7,271
Comprehensive (loss)/income	$(840,089)	$858,730		$(229,602)	$304,153
Net (loss)/income per share
Basic	$(0.35)	$0.36		$(0.09)	$0.12
Diluted	$(0.35)	$0.35		$(0.09)	$0.12
(1)

Includes net proceeds received by the Company in connection with the release of claims relating to the terminated transaction with Vanguard Info-Solutions Corporation of $881,000 in the second quarter of 2006.

HELIOS & MATHESON NORTH AMERICA INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2007	December 31, 2006
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$3,077,655	$3,849,056
Accounts receivable- less allowance for doubtful accounts of $221,970 at December 31, 2007 and $225,741 at December 31, 2006	3,569,719	3,676,869
Unbilled receivables	32,754	316,156
Prepaid expenses and other current assets	189,467	159,398
Total current assets	6,869,595	8,001,479
Property and equipment, net	342,937	457,223
Goodwill	1,140,964	1,140,964
Deposits and other assets	151,350	189,620
Total assets	$8,504,846	$9,789,286
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$1,807,033	$2,294,929
Deferred revenue	178,018	285,227
Total current liabilities	1,985,051	2,580,156
Shareholders’ equity:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued and outstanding as of December 31, 2007, and December 31, 2006.	—	—
Common stock, $.01 par value; 30,000,000 shares authorized; 2,396,707 issued and outstanding as of December 31, 2007; 2,382,801 issued and outstanding as of December 31, 2006.	23,967	23,828
Paid-in capital	34,758,266	34,607,651
Accumulated other comprehensive income - foreign currency translation	1,655	3,949
Accumulated deficit	(28,264,093)	(27,426,298)
Total shareholders’ equity	6,519,795	7,209,130
Total liabilities and shareholders’ equity	$8,504,846	$9,789,286